Exhibit 10.2

PSS WORLD MEDICAL, INC.AMENDED
AND RESTATED
DIRECTORS’ STOCK PLAN

I.   GENERAL

1.1   Purpose of the Plan

        The purpose of the Plan is to enable PSS World Medical, Inc. to attract and retain persons of exceptional ability to serve as directors of the Company and to align the interests of directors and shareholders in enhancing the value of the Company’s common stock.

1.2   Definitions

        The following definitions shall apply to the Plan:

“Annual Meeting Date” means the date of each annual meeting of shareholders of the Company at which directors are elected.

“Annual Grant Date” means the date of the meeting of the Board of Directors at which annual grants of stock options are made to employees of the Company, or if no option grants are made to employees in a particular year, on the date of the regularly scheduled meeting of the Board of Directors that occurs closest to the end of that fiscal year of the Company.

“Annual Option” means an Option automatically granted to a Non-Employee Director pursuant to Section 2.1 of the Plan.

“Award”means any Option or Restricted Stock award granted to a Participant under the Plan.

“Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

“Board”means the Board of Directors of the Company.

“Change in Control” has the meaning assigned such term in Section 4.11.

“Code”means the Internal Revenue Code of 1986, as amended from time to time.

“Committee”means the committee of the Board described in Section 1.3.

“Common Stock” means the $0.01 par value common stock of the Company and such other securities of the Company as may be substituted for Common Stock pursuant to Section 4.2.

“Company”means PSS World Medical, Inc., a Florida corporation.

“Disability” shall have the meaning provided in the Company’s applicable disability plan or, in the absence of such a definition, when a Participant becomes totally disabled (as determined by a physician mutually acceptable to the Participant and the Company) before termination of his or her service on the Board if such total disability continues for more than three (3) months.

“Discretionary Option” means an Option granted under Section 2.3.

“Election Form” means a form approved by the Committee pursuant to which a Non-Employee Director elects to receive Replacement Options under Section 2.2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the average of the high and low sales prices of the shares of Common Stock on such date on the principal national securities exchange or automated quotation system of a registered securities association on which such shares of Common Stock are listed or admitted to trading. If the shares of Common Stock on such date are not listed or admitted to trading, the Fair Market Value shall be the value established by the Board in good faith.

“Fees” means the annual cash retainer fee and meeting fees payable by the Company (or a Participating Subsidiary) to a Non-Employee Director for services as a director (and, if applicable, as the member or chairman of a committee of the Board), as such amount may be changed from time to time.

“Non-Employee Director” means a director of the Company or of any Participating Subsidiary who is not at the time serving as an employee of the Company or any of its Subsidiaries.

“Option”means an Annual Option, a Replacement Option or a Discretionary Option.

“Options Election Period” means the period designated by the Committee each year during which Non-Employee Directors may elect to receive Options in lieu of Fees and/or Restricted Stock Awards. The Options Election Period shall end on or before June 13, 1997, with respect to Plan Year 1998, and before April 1 of each subsequent year for the following Plan Year.

“Participant” means a person who, as a Non-Employee Director, has been granted an Award under the Plan.

“Participating Subsidiary” means any Subsidiary designated by the Committee whose non-employee directors are eligible to receive Awards under the Plan.

“Plan”means the PSS World Medical, Inc. Directors’ Stock Plan, as amended from time to time.

“Plan Year” means the fiscal year of the Company.

“Replacement Option” means an Option granted to a Non-Employee Director pursuant to Section 2.2 of the Plan.

“Restricted Stock” means Common Stock granted under Article III which is subject to the restrictions described therein.

“Retirement” shall have the meaning provided in the Company’s retirement policy applicable to directors of the Company or its Subsidiaries.

“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

1.3   Administration of the Plan

        The Plan shall be administered by the Compensation Committee or any other committee of the Board consisting of at least two directors. The Committee shall have full and final authority in its discretion to interpret, administer and amend the provisions of the Plan; to adopt rules and regulations for carrying out the Plan; to decide all questions of fact arising in the application of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall consist of at least two directors and shall meet once each fiscal year, and at such additional times as it may determine or as is requested by the chief executive officer of the Company. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act. However, the mere fact that a Committee member shall fail to qualify under such requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The Committee may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Committee.

        Without limiting the foregoing, the Committee has the exclusive power, authority and discretion to:

(a) Designate and change the Participating Subsidiaries from time to time;

(b) Make all determinations concerning Discretionary Options, including the terms, timing, amounts and recipients thereof;

(c) Accelerate the vesting or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines; and

    (d)        Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Common Stock, or other property, or an Award may be canceled, forfeited, or surrendered.

        The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

1.4   Eligible Participants

        Each Non-Employee Director shall be eligible to participate in the Plan.

1.5   Awards Under the Plan

        Awards under the Plan shall be in the form of Options as described in Article II or shares of Restricted Stock as described in Article III.

1.6   Shares

        The aggregate number of shares of Common Stock, including but not limited to shares reserved for issuance pursuant to the exercise of Options, which may be granted or issued under the terms of the Plan, may not exceed 800,000 shares and hereby are reserved for such purpose. Whenever any outstanding Award or portion thereof expires, is canceled or forfeited or is otherwise terminated for any reason without having been exercised, the Common Stock allocable to the expired, forfeited, canceled or otherwise terminated portion of the Award may again be the subject of further Awards hereunder.

II.   OPTIONS

2.1   Annual Grants of Options

    (a)        Grant of Annual Options. In addition to any Replacement Options or grants of Discretionary Options that the Committee may make under the Plan from time to time, each Non-Employee Director shall automatically receive on each Annual Grant Date during the period such director serves as a Non-Employee Director, an Option to purchase 3,000 shares of Common Stock (“Annual Options”).

    (b)        Option Price. The option price per share of an Annual Option shall be the Fair Market Value of the Common Stock on the date the Option is granted.

    (c)        Term and Exercise of Annual Options. The term of an Annual Option shall expire ten (10) years from the date of grant. After a Participant ceases to serve as a director of the Company (or of any Participating Subsidiary) for any reason, including, without limitation, Retirement, death, Disability or any other voluntary or involuntary termination of a Participant’s service as such a director (a “Termination”), the unexercised portion of any outstanding Annual Options held by such Participant shall terminate and be null and void for all purposes after three (3) years have elapsed from the date of the Termination unless extended by the Committee, in its sole discretion; provided, however, that in no event shall the exercise period extend beyond the expiration of the original Option term.

    (d)        Vesting. Annual Options shall become exercisable in whole or in part on the date of grant. In no event, however, shall an Annual Option be exercised after the expiration of ten (10) years from the date of grant.

2.2   Options in Lieu of Director Fees and/or Restricted Stock.

    (a)        Election to Receive Replacement Options. A Non-Employee Director may elect to defer all (but not less than all) of (i) his or her Fees and/or (ii) Awards of Restricted Stock under Article III, by conversion to Options in accordance with this Section 2.2 (“Replacement Options”). A Non-Employee Director who wishes to receive Fees or a Restricted Stock Award for a Plan Year in the form of Replacement Options must irrevocably elect to do so during the Options Election Period for such Plan Year, by delivering a valid Election Form to the Committee or the plan administrator. A Non-Employee Director’s participation in Section 2.2 of the Plan will be effective as of June 13, 1997 with respect to the Fees and Restricted Stock Awards for Plan Year 1998 and, in all other cases, as of the first day of the Plan Year beginning after the Committee or the plan administrator receives the Non-Employee Director’s Election Form.

    (b)        Irrevocable, Annual Election. Elections to receive Replacement Options are irrevocable and shall be valid only for one Plan Year. New elections must be made for participation in Section 2.2 of the Plan for subsequent Plan Years.

    (c)        Time of Grant. Options shall be granted to each Non-Employee Director who, during the applicable Options Election Period, filed with the Committee or the plan administrator a written irrevocable election to receive Replacement Options as payment of his or her Fees and/or Restricted Stock Award payable in the following Plan Year. Such Replacement Options will be granted on June 13, 1997 in the case of Plan Year 1998 and, in the case of any other Plan Year, on the first business day in the Plan Year for which such election was made.

    (d)        Number of Options. If Replacement Options are to be granted in lieu of Fees, the number of Replacement Options to be granted will be calculated by dividing (i) the estimated Fees payable to such participant during the Plan Year, based on the number of scheduled meetings during the Plan Year, by (ii) 45% of the Fair Market Value per share of the Common Stock on the date of grant, and rounding such quotient up to the nearest whole share. If Replacement Options are to be granted in lieu of Restricted Stock Awards, the number of Replacement Options to be granted will be calculated by dividing (i) the aggregate Fair Market Value (on the date of grant of the Replacement Options) of the shares of Restricted Stock that otherwise would be granted, by (ii) 45% of the Fair Market Value per share of the Common Stock on the date of grant, and rounding such quotient up to the nearest whole share.

    (e)        Exercise Price. The total price paid per Share under each Replacement Option granted under this Section 2.2 shall be the Fair Market Value per share of Common Stock on the date of grant.

    (f)        Term and Exercise of Replacement Options. The term of a Replacement Option shall expire ten (10) years from the date of grant. After a Participant ceases to serve as a director of the Company (or of any Participating Subsidiary) for any reason, including, without limitation, Retirement, death, Disability or any other voluntary or involuntary termination of a Participant’s service as such a director (a “Termination”), the unexercised portion of any outstanding Replacement Options held by such Participant shall terminate and be null and void for all purposes after three (3) years have elapsed from the date of the Termination unless extended by the Committee, in its sole discretion; provided, however, that in no event shall the exercise period extend beyond the expiration of the original Option term.

    (g)        Vesting. Replacement Options shall become exercisable in whole or in part on the date of grant. In no event, however, shall a Replacement Option be exercised after the expiration of ten (10) years from the date of grant.

2.3   Discretionary Options

        In addition to Annual Options and Replacement Options, the Committee is authorized, in its discretion from time to time, to grant Options to Non-Employee Directors on the following terms and conditions:

    (a)        Exercise Price. The exercise price per share of Common Stock under a Discretionary Option shall be determined by the Committee.

    (b)        Time and Conditions of Exercise. The Committee shall determine the time or times at which a Discretionary Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of a Discretionary Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Discretionary Option becomes exerciseable at an earlier date.

2.4   Terms Applicable to Options Generally

    (a)        Nonqualified Stock Options. Options granted under the Plan will not be treated as incentive stock options within the meaning of Section 422 of the Code.

    (b)        Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

    (c)        Notice of Exercise. When exercisable pursuant to the terms of the Plan and the governing Award Agreement, an Option shall be exercised by the Participant as to all or part of the shares subject to the Option by delivering written notice of exercise to the Company at its principal business office or such other office as the Company may from time to time direct, (a) specifying the number of shares to be purchased, (b) accompanied by a check payable to the Company in an amount equal to the full exercise price of the number of shares being exercised, (c) including a Tax Election, if applicable, in accordance with Section 4.7, and (d) containing such further provisions consistent with the provisions of the Plan, as the Company may from time to time prescribe.

    (d)        Limitation of Exercise Periods. The Committee may limit the time periods within which an Option may be exercised if a limitation on exercise is deemed necessary in order to effect compliance with applicable law.

    (e)        Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Common Stock, or other property (including “cashless exercise” arrangements), and the methods by which shares of Common Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if shares of Common Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for at least six months.

    (f)        Beneficiaries. A Participant, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his or her legal representative, who, by reason of his or her death, shall acquire the right to exercise all or a portion of an Option. If no designation is made before the death of the Participant, the Participant’s Option may be exercised by the personal representative of the Participant’s estate, or by a person who acquired the right to exercise such Option by will or the laws of descent and distribution. If the person with exercise rights desires to exercise any portion of the Option, such person must do so in accordance with the terms and conditions of this Plan.

    (g)        Change in Control. Notwithstanding anything herein to the contrary, if a Change in Control has occurred, then all Options granted under the Plan shall immediately become exercisable on the date such Change in Control occurred, in accordance with Section 4.11.

III.   RESTRICTED STOCK

3.1   Terms and Conditions

        Each Non-Employee Director of the Company who has not filed a timely Election Form to receive Replacement Options in lieu thereof in accordance with Section 2.2 above, shall receive a grant of 3,000 shares of Common Stock subject to the restrictions set forth in Section 3.2 (“Restricted Stock”) on each Annual Meeting Date at which the shareholders elect such Non-Employee Director to serve as a director; provided however, that as of the date of their election, Non-Employee Directors of the Company who are elected to fill a vacancy for a term of less than three (3) years shall receive a grant of 1,000 shares per year for each full year of the term to which such Non-Employee Director is elected. Restricted Stock, with such restrictions noted on the face of the certificates, shall be issued in the name of the Participant granted the Restricted Stock and such certificates shall be deposited with a trust administered by the Committee (and subject to the claims of the Company’s creditors) during the restriction period set forth in Section 3.3.

3.2   Restrictions

        Until the lapse of the restriction period set forth in Section 3.3, the shares of Restricted Stock granted hereunder (i) may not be sold, transferred, pledged assigned or otherwise alienated or hypothecated, and (ii) will be subject to the risks of forfeiture described in Section 3.4. The Committee may impose such other restrictions on any shares of restricted stock as required by law including, without limitation, restrictions under applicable federal or state securities laws, and may place legends on the certificates representing such restricted stock to provide appropriate notice of such restrictions.

3.3   Period of Restriction

        Subject to Section 3.6, the restrictions set forth in Section 3.2 shall lapse and such shares shall be freely transferable upon the expiration of the director’s then-current term in office (i.e., the term with respect to which the Restricted Stock Award was granted) as specified in accordance with the Company’s Amended and Restated Articles of Incorporation, as amended from time to time.

3.4   Termination of Service as a Director

        If a Participant ceases to serve as a director of the Company prior to the lapsing of the restrictions in accordance with Section 3.3 as a result of death, Disability or Retirement, restrictions on the shares of Restricted Stock granted to the Participant shall immediately lapse on the date of death, Disability or Retirement. If a Participant ceases to serve as a director of the Company prior to the lapsing of restrictions in accordance with Section 3.3 for any reason other than death, Disability or Retirement, the shares of Restricted Stock granted to such Participant shall be forfeited and shall revert to the Company.

3.5   Rights as Shareholder

        Prior to the lapsing of restrictions in accordance with Section 3.3, Participants holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are held by the Participant. If any such dividend or distribution is paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

3.6   Change in Control

        Notwithstanding anything herein to the contrary, if a Change in Control has occurred, then all restrictions on the Restricted Stock shall lapse on the date such Change in Control occurred, in accordance with Section 4.11.

3.7   Section 83(b) Election

        Participants shall not be permitted to make an election under Section 83(b) of the Code with respect to shares of Restricted Stock granted under the Plan.

IV.   GENERAL PROVISIONS

4.1   General Restrictions

        Each Award under the Plan shall be subject to the requirement that if the Committee shall determine, at any time, that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the Participant with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting or the issuance or purchase of shares of Common Stock thereunder, such grant may not be consummated in whole or in part unless such listing, registration, qualification, consent approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

4.2   Adjustments for Changes in Capitalization

        In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off or sale of assets, or any other change in or affecting the corporate structure or capitalization of the Company, the Board shall make such adjustments as the Committee may recommend, and as the Board in its discretion may deem appropriate, in the number and kind of shares authorized by the Plan, in the number, exercise price or kind of shares covered by the Awards and in any outstanding Awards under the Plan in order to prevent substantial dilution or enlargement thereof.

4.3   Amendments

        The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

4.4  Modification, Substitution or Cancellation of Awards

        At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. Subject to the above, the Committee may grant Awards in substitution for any other Award granted under the Plan and may require the surrender of such other Award in consideration of the grant of the new Award.

4.5   Shares Subject to the Plan

        Shares distributed pursuant to the Plan shall be made available from authorized but unissued shares or from shares purchased or otherwise acquired by the Company for use in the Plan, as shall be determined from time to time by the Committee.

4.6   Rights of a Shareholder

        Participants under the Plan, unless otherwise provided by the Plan, shall have no rights as shareholders by reason thereof unless and until certificates for shares of Common Stock are issued to them.

4.7   Withholding

        The Company shall have the right to deduct from any distribution of Common Stock to any Participant an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to any Award under the Plan. If a Participant is to experience a taxable event in connection with the receipt of cash or shares of Common Stock pursuant to an Option exercise (a “Taxable Event”), the Participant shall pay the Withholding Taxes to the Company prior to the issuance of such shares of Common Stock. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Participant may make a written election (the “Tax Election”) to have withheld a portion of the shares of Common Stock then issuable to the Participant having an aggregate Fair Market Value on the day immediately preceding the date of such issuance equal to the Withholding Taxes.

4.8.   Limitations on Transfers

        Options granted under the Plan may be transferred by the original optionee only by gift to (i) one or more of the following family members of the optionee: child, stepchild, grandchild, parent, step-parent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relations; (ii) any person sharing the optionee’s household (other than a tenant or employee); (iii) a trust in which any of the above persons hold more than 50% of the beneficial interest; (iv) a foundation in which any of the above persons (or the optionee) control the management of assets; or (v) any other entity in which any of the above persons (or the optionee) own more than 50% of the voting interests. The Committee may establish any reasonable terms and conditions upon which transfers may take place. Except as expressly provided herein, no option or other grant shall be transferable except by will, the laws of descent and distribution or a qualified domestic relations order (“QDRO”) as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the lifetime of the Participant, except as expressly provided in the Plan, grants under the Plan shall be exercisable only by such Participant, by a permitted transferee, by the guardian or legal representative of such Participant or permitted transferee, or pursuant to a QDRO.

4.9   Non-Uniform Determinations

        Determinations by the Committee with respect to Discretionary Options under the Plan (including, without limitation, determinations of the persons to receive Discretionary Options, the form, amount and timing of such Options, and the terms and provisions of such Options and the agreements evidencing the same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

4.10   Effective Date; Duration

        The Plan first became effective in 1994, and was subsequently amended and restated effective as of July 8, 1996. The second amendment and restatement of the Plan was approved by the Board of Directors and became effective as of June 13, 1997, subject to approval by the shareholders. No Award may be given under the Plan after May 31, 2000, but Awards theretofore granted may extend beyond such date.

4.11  Change in Control

        Notwithstanding anything herein to the contrary, if a Change in Control of the Company occurs, then all Options shall become fully exercisable and all restrictions on the Restricted Stock shall lapse as of the date such Change in Control occurred. For the purposes of the Plan, a Change in Control of the Company shall be deemed to have occurred upon the earliest of the following events.

    (a)        The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (ii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 4.11; or

    (b)        Individuals who, as of June 1997, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to June 1997 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

    (c)        Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

4.12   Governing Law

        The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida.